EXHIBIT 99.1

The following Unaudited Pro Forma Financial Statements are provided for the purpose of estimating the effect of the sale of the assets and certain liabilities of Vermont Pure Holdings, Ltd. retail segments that was completed on March 2, 2004, and which is further described in Item 5 of Part II of this report. The Unaudited Pro Forma Financial Statements present information as though the sale was consummated as of November 1, 2002.

The value of accounts receivable, accounts payable, and accrued expenses have been estimated based on the fair value at the most recent balance sheet date, January 31, 2004, net of customary allowances calculated consistently with the Company's accounting policies and procedures. The value of inventory, at the same date, has been determined by calculating the historical costs of the Company's raw materials and finished products.

The Unaudited Pro Forma Financial Statements are provided for informational purposes only. They are not necessarily indicative of results that would have occurred, or the resulting financial position, in the respective pro forma periods. In addition, the final valuation of this transaction has yet to be determined. Management has made its best estimate of the effect of the transaction however the resulting information may not be reflective of the financial results or financial position of the Company in the future.

                  VERMONT PURE HOLDINGS, LTD. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       THREE MONTHS ENDED JANUARY 31, 2004
                                   (Unaudited)

(000's)                                             Actual      Adjustments    Notes     Pro Forma
-----------------------------------------------    ---------    -----------    ------    ---------
NET SALES                                          $  16,895         (4,899)        1    $  11,996
COST OF GOODS SOLD                                     9,118         (3,758)        2        5,360
                                                   ---------    -----------              ---------
GROSS PROFIT                                           7,777         (1,141)                 6,636
                                                   ---------    -----------              ---------

OPERATING EXPENSES:
   Selling, general and administrative expenses        6,640         (1,027)        3        5,613
   Advertising expenses                                  310            (95)        4          215
   Amortization                                           73              0                     73
   Other compensation                                     19              0                     19
                                                   ---------    -----------              ---------
TOTAL OPERATING EXPENSES                               7,042         (1,122)                 5,920
                                                   ---------    -----------              ---------

INCOME FROM OPERATIONS                                   735            (19)                   716
                                                   ---------    -----------              ---------
OTHER (EXPENSE) INCOME:
          Interest, net                               (1,014)           176         5         (838)
          Miscellaneous                                   (2)            (4)        6           (6)
                                                   ---------    -----------              ---------
TOTAL OTHER (EXPENSE) INCOME                          (1,016)           172                   (844)
                                                   ---------    -----------              ---------
(LOSS) INCOME BEFORE INCOME TAXES                       (281)           153                   (128)
INCOME TAX (BENEFIT) EXPENSE                             (24)            15                     (9)
                                                   ---------    -----------              ---------
NET (LOSS) INCOME                                  $    (257)           138         7    $    (119)
                                                   =========    ===========              =========
NET INCOME (LOSS) INCOME PER SHARE - BASIC         $   (0.01)                            $   (0.01)
                                                   =========                             =========
NET (LOSS) PER SHARE - DILUTED                     $   (0.01)                            $   (0.01)
                                                   =========                             =========
WEIGHTED AVERAGE SHARES USED IN
COMPUTATION - BASIC                                   21,445                                21,445
                                                   =========                             =========
WEIGHTED AVERAGE SHARES USED IN
COMPUTATION - DILUTED                                 21,445                                21,445
                                                   =========                             =========

    See accompanying Notes to Consolidated Pro Forma Statements of Operations

                  VERMONT PURE HOLDINGS, LTD. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       FISCAL YEAR Ended OCTOBER 31, 2003
                                   (Unaudited)

(000's)                                                   Actual     Adjustments      Notes     Pro Forma
-----------------------------------------------------    --------    -----------    --------    ---------
NET SALES                                                $ 76,195        (26,341)          1    $  49,854
COST OF GOODS SOLD                                         41,243        (20,443)          2       20,800
                                                         --------    -----------                ---------
GROSS PROFIT                                               34,952         (5,898)                  29,054
                                                                     -----------                ---------
OPERATING EXPENSES:
   Selling, general and administrative expenses            26,802         (5,078)          3       21,724
   Advertising expenses                                     1,266           (462)          4          804
   Amortization                                               186              -                      186
   Other compensation                                          39              -                       39
                                                         --------    -----------                ---------
TOTAL OPERATING EXPENSES                                   28,293         (5,540)                  22,753
                                                         --------    -----------                ---------
INCOME FROM OPERATIONS                                      6,659           (358)                   6,301
                                                         --------    -----------                ---------
OTHER (EXPENSE) INCOME:
          Interest, net                                    (4,413)           707           5       (3,706)
          Miscellaneous                                       (42)            40           6           (2)
                                                         --------    -----------                ---------
TOTAL OTHER (EXPENSE) INCOME                               (4,455)           747                   (3,708)
                                                         --------    -----------                ---------
(LOSS) INCOME BEFORE INCOME TAXES                           2,204            389                    2,593
INCOME TAX (BENEFIT) EXPENSE                                  851            134           7          985
                                                         --------    -----------                ---------
NET (LOSS) INCOME                                        $  1,353            255                $   1,608
                                                         ========    ===========                =========
NET INCOME (LOSS) INCOME PER SHARE - BASIC               $   0.06                               $    0.08
                                                                                                =========
NET (LOSS) PER SHARE - DILUTED                           $   0.06                               $    0.07
                                                                                                =========
WEIGHTED AVERAGE SHARES USED IN COMPUTATION - BASIC        21,282                                  21,282
                                                         ========                               =========
WEIGHTED AVERAGE SHARES USED IN COMPUTATION - DILUTED
                                                           21,765                                  21,765
                                                         ========                               =========

Notes to Pro Forma Consolidated Statement of Operations:

     1.   Retail and retail-gallon sales for the period.

     2. Cost of sales associated with retail and retail-gallons for the period.

     3. Operating costs for retail and retail-gallons for the period less corporate overhead allocated to these segments has been left in operating costs net of overhead eliminated as a result of the transaction.

     4. Advertising and promotion costs for retail and retail-gallons for the period.

     5. Reduction of interest as a result of pay down of debt with transaction proceeds.

     6.   One time miscellaneous expenses associated with the retail segment.

     7.   To adjust income taxes to the effective rate for the actual period.

                  VERMONT PURE HOLDINGS, LTD. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF JANUARY 31, 2004

(000's)                                                       Actual      Adjustments          Pro Forma
---------------------------------------------------------    ---------    -----------          ---------
ASSETS CURRENT ASSETS:
Cash and cash equivalents                                    $       -                         $       -
Accounts receivable - net                                        8,124    $    (1,615)    1        6,509
Inventories                                                      3,225         (1,989)    2        1,236
Current portion of deferred tax asset                            1,093                             1,093
Other current assets                                             1,555                             1,555
Unrealized gain on derivatives                                       3                                 3
                                                             ---------    -----------          ---------
  TOTAL CURRENT ASSETS                                          14,000         (3,604)            10,396
                                                             ---------    -----------          ---------

                                                             ---------    -----------          ---------
PROPERTY AND EQUIPMENT - net of accumulated depreciation        20,126         (7,206)    3       12,920
                                                             ---------    -----------          ---------

OTHER ASSETS:
Intangible assets - net of accumulated amortization             72,910                            72,910
Other intangible assets - net of accumulated amortization        1,175                             1,175
Note Receivable - Micropack                                                       500     4          500
Deferred tax asset                                               1,171           (319)    5          852
Other assets                                                       271                               271
                                                             ---------    -----------          ---------
  TOTAL OTHER ASSETS                                            75,527            181          $  75,708
                                                             ---------    -----------          ---------
TOTAL ASSETS                                                 $ 109,653    $   (10,629)         $  99,024
                                                             =========    ===========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long term debt                            $   3,386    $       (41)    6    $   3,345
Accounts payable                                                 3,353         (1,469)    7        1,884
Accrued expenses                                                 2,418           (735)    7        1,683
Current portion of customer deposits                               172                               172
                                                             ---------    -----------          ---------
  TOTAL CURRENT LIABILITIES                                      9,329         (2,245)             7,084
                                                             ---------    -----------          ---------

Long term debt                                                  47,387         (8,935)    8       38,452
Long term portion of customer deposits                           2,691                             2,691
                                                             ---------    -----------          ---------
  TOTAL LIABILITIES                                             59,407        (11,180)            48,227
                                                             ---------    -----------          ---------

STOCKHOLDERS' EQUITY:
Capital Stock                                                       21                                21
Paid in capital                                                 57,653                            57,653
Treasury Stock                                                    (265)                             (265)
Accumulated deficit                                             (7,166)           551     9       (6,615)
Accumulated other comprehensive income                               3                                 3
                                                             ---------    -----------          ---------
  TOTAL STOCKHOLDERS' EQUITY                                    50,246            551             50,797
                                                             ---------    -----------          ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 109,653    $   (10,629)         $  99,024
                                                             =========    ===========          =========

         See accompanying Notes to Pro Forma Consolidated Balance Sheet

Notes to Pro Forma Consolidated Balance Sheet:

     1.   Carrying value of receivables sold - net of allowances.

     2.   Carrying value of finished goods and raw materials sold.

     3. Carrying value of property and equipment sold (net of accumulated depreciation.)

     4.   Note given by seller as part of the purchase price.

     5. Reduction of deferred tax asset as result of the gain on the sale of assets.

     6.   Portion of proceeds used to pay down current debt.

     7.   Liabilities assumed by seller.

     8. Portion of proceeds used to pay down long term debt - net of borrowings from line of credit.

     9.   Gain on sale of assets - net of tax.